CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated December 13, 2004 with respect to Dreyfus Premier Greater China Fund and Dreyfus Premier International Growth Fund, which are incorporated by reference, in this Registration Statement (Form N-1A 33-44254 and 811-6490) of Dreyfus Premier International Funds, Inc.

ERNST & YOUNG LLP

New York, New York February 18, 2005